FIRST AMENDMENT TO LOAN DOCUMENTS
THIS FIRST AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is executed effective as of September 28, 2015 (the “Effective Date”), by and among CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company (“Borrower”), STRATUS PROPERTIES INC., a Delaware corporation (“Guarantor”), and BANK OF AMERICA, N.A., a national banking association (“Administrative Agent”), as administrative agent on behalf of and for the benefit of the Lenders, and the Lenders. Capitalized terms used herein, but not otherwise defined herein, shall have the meaning given to such term in the Loan Agreement.
W I T N E S S E T H:
WHEREAS, Lender made available a $100,000,000.00 loan (the “Loan”) to Borrower pursuant to that certain Term Loan Agreement dated as of September 30, 2013 (the “Loan Agreement”) by and between Borrower, Administrative Agent and Lenders, as evidenced by that certain Promissory Note dated September 30, 2013 (the “Note”) executed by Borrower and payable to the order of Bank of America, N.A., as lender in the original principal amount of $100,000,000.00;
WHEREAS, the Loan is secured in part by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated September 30, 2013 (the “Mortgage”) executed by Borrower to Administrative Agent covering property more particularly described therein, (the “Property”) recorded as Document Number 2013180523 in the Official Public Records of Travis County, Texas;
WHEREAS, Borrower has requested that, among other things, Lenders increase the Loan to $130,000,000.00; and
WHEREAS, Lenders have agreed to such request, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower, Administrative Agent and Lenders hereby covenant and agree as follows:
ARTICLE I - AMENDMENTS
Section 1.1.    Loan Increase. The Loan is hereby increased to $130,000,000.00 and in that regard, the Loan Agreement, the Mortgage, and all of the other Loan Documents are hereby modified and amended to reflect the amount of the Loan is $130,000,000.00.
Section 1.2.    Note. Concurrently with the execution of this Agreement, Borrower is executing and delivering to Administrative Agent, that certain Amended and Restated Promissory Note in the principal amount of $130,000,000.00 (the “New Note”) to evidence the increase in the Loan. All references to the Note or Notes in the Loan Documents shall mean the New Note. The New Note shall be, and hereby is, one of the Loan Documents.
Section 1.3.    Maturity Date. As stated in the New Note, the Maturity Date has been extended to September 28, 2020.
Section 1.4.    Permitted Transfer. Administrative Agent and Lenders hereby acknowledge and permit (a) the acquisition by Stratus Properties Inc. (“Stratus”) of the interests of Canyon-Johnson Urban Fund

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II, L.P., a Delaware limited partnership (“Canyon”) in Borrower pursuant to the terms of Section 4.13 of Borrower’s Amended and Restated Operating Agreement and (b) in connection with such acquisition, the change in Borrower’s name to Stratus Block 21, L.L.C., and the closure of the City National Bank Account as reflected on Schedule 13 attached hereto. In connection with such transfer, Administrative Agent and Lenders hereby release Canyon of all its obligations under the Guaranty and the Environmental Agreement. Stratus hereby acknowledges the terms of this Agreement, including the release of Canyon as a Guarantor, and acknowledges that Stratus remains fully liable for all obligations pursuant to the Guaranty and the Environmental Agreement. In connection with Borrower’s name change, within thirty (30) days of the date of this Agreement, Borrower shall deliver to Administrative Agent (i) a name change certification, and (ii) state registration documentation for the updated name (the “Name Change Due Diligence”). Once Administrative Agent has received and approved the Name Change Due Diligence, (A) for all purposes of the Loan and the Loan Documents, Borrower’s name shall be Stratus Block 21, L.L.C., (B) a UCC-3 shall be recorded to evidence such name change, and (C) the organizational chart attached as Schedule 11 to the Loan Agreement is hereby deleted and replaced with the organizational chart attached hereto as Schedule 11.
Section 1.5.    Defined Terms. The following terms set forth in Schedule 1 to the Loan Agreement are hereby amended and restated in their entirety as follows:
“FF&E Reserve Account” means account no. ***********9903 at Administrative Agent into which the deposits required pursuant to Section 2.3(c) of this Agreement are to be made.

“Guarantor” means Stratus and its heirs, personal representatives, successors and assigns.

“Loan Amount” means One Hundred Thirty Million and No/100 Dollars ($130,000,000.00).

“Note” means the Amended and Restated Promissory Note in an amount equal to the Loan Amount, made by Borrower to the order of Bank of America, N.A., as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Office Leasing Reserve Account” means account no. ***********9916 at Administrative Agent, into which the deposits required pursuant to Section 2.3(c) of this Agreement are to be made.

“Reserve Accounts” means, collectively, the Office Leasing Reserve Account and the FF&E Reserve Account, as applicable.

“Reserve Funds” means, collectively, Office Leasing Reserve Funds and FF&E Reserve Funds.

Section 1.6.    Tax and Insurance Reserve Fund. Section 2.3(b) of the Loan Agreement is hereby deleted. Borrower shall no longer be obligated to deposit funds into the Tax and Insurance Reserve Fund. Amounts currently held in the Tax and Insurance Reserve Fund shall be returned to Borrower.
Section 1.7.    Accounts.

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(a)    Security Interest. Borrower hereby assigns and pledges to Administrative Agent, for the benefit of the Lenders, and grants Administrative Agent, for the benefit of the Lenders, a first priority security interest in and lien on, as security for the Obligations (i) all of Borrower’s deposit accounts related to the Property and, to the extent within Borrower’s Control, the businesses of Service Company LLC and Show Bureau LLC, including, without limitation, (A) the Owner’s Remittance Account, (B) the Cash Sweep Account, (C) any Borrower’s Deposit Account now existing or hereafter established, (D) the Reserve Accounts, and (E) all other operating accounts, any reserve or escrow accounts (subject to and limited by the rights of Hotel Manager pursuant to the Hotel Management Agreement and the subordination, non-disturbance and attornment agreement between Hotel Manager and Administrative Agent with respect to the “Operating Account”, the “Reserve Fund” and the “Payroll Account” as defined in the Hotel Management Agreement to the extent maintained by Hotel Manager) other than the Comerica Operating Account and the City National Bank Account reflected on Schedule 13 attached hereto, any accounts from which Borrower may from time to time authorize Administrative Agent or Swap Counterparty to debit payments due on the Loan and any Swap Contracts, and any lockbox, cash management or other account into which tenants are required from time to time to pay rent (all accounts referred to above, the “Pledged Accounts”), (ii) all amounts or Investment Property held in or credited to the Pledged Accounts, and (iii) any proceeds thereof. The foregoing notwithstanding, the Pledged Accounts do not include the Comerica Operating Account or the City National Bank Account reflected on Schedule 13 attached hereto.
(b)    Control. Such security interest shall be perfected by virtue of Administrative Agent’s “control” of the Pledged Accounts in accordance with Section 9.104 of the Uniform Commercial Code of the State of Texas. Administrative Agent shall have all of the rights and remedies available to a secured party under the Uniform Commercial Code of the State of Texas, in addition to all other rights and remedies available to Administrative Agent under the Loan Documents or otherwise.
(c)    Negative Pledge. Borrower shall not further pledge, assign or grant any security interest in the Pledged Accounts or the funds (except to the extent funds are distributed out of the Pledged Accounts in accordance with the Loan Agreement) or Investment Property deposited therein or permit any Lien to attach thereto, except for the security interest in favor of Administrative Agent, for the benefit of the Lenders, or any levy to be made thereon, or any UCC financing statements, except those naming Administrative Agent as the secured party, to be filed with respect thereto. Borrower shall maintain the security interest created hereby as a first priority perfected security interest and will defend the right, title and interest of Administrative Agent in and to the Pledged Accounts and the funds and Investment Property therein against the claims and demands of all Persons whomsoever (other than Lenders).
(d)    Restricted Accounts. Borrower shall not be entitled to withdraw funds from the Reserve Accounts or the Borrower’s Deposit Account (the “Restricted Accounts”) without Administrative Agent’s written consent (which may be by e-mail). So long as no Event of Default exists, Administrative Agent shall grant its consent Borrower’s withdrawal of funds on deposit in the Restricted Accounts as follows:
(i)    with respect to the Reserve Accounts, only for the purposes, and subject to the terms and conditions, set forth in Schedule 2 to the Loan Agreement, to the extent funds are available on deposit in the applicable Reserve Account for such purposes; and
(ii)    with respect to the Borrower’s Deposit Account, only for the purposes, and subject to the terms and conditions, set forth in Section 4.6 of the Loan Agreement, to the extent funds are available on deposit in the Borrower’s Deposit Account for such purpose.

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Such consent shall be granted by Administrative Agent within a reasonable time after delivery by Borrower of a draw request acceptable to Administrative Agent, together with the documents and information required by the applicable provisions the Loan Agreement. Administrative Agent may require a site inspection of the Property in order to verify completion of all requirements prior to consenting to any withdrawal of funds from any Restricted Account. In consenting to any payment from a Restricted Account, Administrative Agent shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office, consultant, engineer, contractor or insurance company or agent without any inquiry into the accuracy, validity, enforceability or contestability of any cost, expense, commission, assessment, lien or title or claim thereof.
(e)    Cash Sweep Account. Borrower shall not be entitled to withdraw funds from the Cash Sweep Account without Administrative Agent’s written consent (which may be by e-mail). Administrative Agent shall only be required to consent to Borrower’s withdrawal of funds from the Cash Sweep Account upon satisfaction of the conditions set forth in Section 5 of Schedule 7 to the Loan Agreement to the extent funds are available on deposit in the Cash Sweep Account.
(f)    Schedule 13. The accounts chart attached as Schedule 13 to the Loan Agreement is hereby deleted and replaced with the accounts chart attached hereto as Schedule 13.
Section 1.8.    Schedule 7. Schedule 7 of the Loan Agreement is hereby amended as follows:
(a)    The first sentence of Section 1 of Schedule 7 is hereby amended and restated as follows: “Borrower shall maintain a Debt Service Coverage Ratio as of any Determination Date of at least 1.20 to 1.00.”
(b)    The first sentence of Section 2 of Schedule 7 is amended and restated to read as follows: “If the Debt Service Coverage Ratio is less than 1.20 to 1.00, then Administrative Agent shall implement a Cash Sweep.” The third sentence of Section 2 of Schedule 7 is amended and restated to read as follows: “Commencing on the first Determination Date upon which Borrower provides to Administrative Agent financial statements showing a Debt Service Coverage Ratio of less than 1.20 to 1.00, Borrower shall deposit into the Cash Sweep Account all Excess Cash Flow received in any calendar month on or before the fifth (5th) day of the second month thereafter (except with respect to the Excess Cash Flow for the initial 3-month period preceding the Determination Date, which shall be deposited concurrently with the provision of the quarterly financial statements described above).”
(c)    The first sentence of Section 3 of Schedule 7 is hereby amended and restated to read as follows: “If the Debt Service Coverage Ratio is less than 1.20 to 1.00 following two (2) consecutive Determination Dates, Borrower shall, within thirty (30) days after such second (2nd) Determination Date, prepay such principal amount as is required to achieve a Debt Service Coverage Ratio of 1.35 to 1.00 (redetermined as of such second (2nd) Determination Date and giving effect to said prepayment) and shall satisfy any conditions to prepayment.”
(d)    Section 5 of Schedule 7 is hereby amended and restated in its entirety to read as follows: “At such time as Borrower achieves a Debt Service Coverage Ratio of at least 1.35 to 1.00 for two (2) consecutive Determination Dates, the Cash Sweep will terminate and, provided no Event of Default exists, any funds held in the Cash Sweep Account will be released to Borrower.”
Section 1.9.    Schedule 8. Schedule 8 of the Loan Agreement is hereby deleted and replaced with Schedule 8 attached hereto.

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Section 1.10.    Permitted Mezzanine Debt. Administrative Agent and Lenders hereby agree that Borrower may obtain mezzanine financing subject to the following conditions: (a) no Default or Event of Default exists, (b) the proposed mezzanine loan shall not be secured by any collateral of the Loan and the mezzanine lender shall enter into an intercreditor agreement with Borrower, Administrative Agent and the Lenders in form and substance acceptable to Administrative Agent; (c) the amount of the mezzanine debt does not exceed to lesser of (i) $40,000,000.00, (ii) an amount, that when added to the Loan Amount, causes the Loan to Value Ratio to equal 85%, and (iii) an amount, that when added to the Loan Amount, causes the Aggregate Debt Service Coverage Ratio to be less than 1.00 to 1.00. As used herein, “Loan-to-Value Ratio” means the aggregate of the Loan Amount and the proposed amount of the mezzanine loan divided by the appraised “As-Is” value of the Property. The appraised “As-Is” value of the Property shall be based upon an appraisal prepared by a third-party appraiser acceptable to, and engaged directly by, Administrative Agent. The appraisal shall be satisfactory to Administrative Agent in all respects, as reviewed, adjusted and approved by Administrative Agent. As used herein, “Aggregate Debt Service Coverage Ratio” means, as of any Determination Date, for the applicable Calculation Period the ratio, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), of Net Operating Income to Aggregate Debt Service. As used herein, “Aggregate Debt Service” means the payments of principal and interest that would have been payable under a hypothetical loan in the amount of the aggregate of the Loan Amount and the proposed amount of the mezzanine loan during the Calculation Period, assuming (i) an interest rate equal to the Aggregate Assumed Interest Rate, and (ii) amortization of the aggregate principal indebtedness over a thirty (30) year amortization period. As used herein, “Aggregate Assumed Interest Rate” means the greatest of: (i) the actual borrowing rate of the Loan, (ii) the annual yield payable on the last day of the applicable Calculation Period on ten (10) year United States Treasury obligations in amounts approximately the outstanding principal balance of the Loan at the inception of the Calculation Period plus two hundred fifty (250) basis points per annum, and (iii) six and one-quarter percent (6.25%) per annum.
ARTICLE II -    CONDITIONS
Section 2.1.    Conditions to Closing. As a condition to the closing of this Agreement, all of the following shall have been satisfied:
(a)    Borrower and Guarantor shall have executed and delivered to Administrative Agent this Agreement;
(b)    Borrower shall have executed and delivered to Administrative Agent that certain First Amendment of Deed of Trust;
(c)    Borrower shall have executed and delivered to Administrative Agent the New Note;
(d)    Borrower shall have paid to Administrative Agent the commitment fee in the amount of $325,000.00;
(e)    Borrower shall have delivered (or shall cause to be delivered) to Administrative Agent, a commitment for mortgagee title insurance policy reflecting the increased amount of the Loan and otherwise in form acceptable to Administrative Agent together with evidence that the premium for issuance of a mortgagee title insurance policy in accordance therewith is being paid by Borrower at closing;

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(f)    Borrower shall have delivered to Administrative Agent the authority documents of Borrower and Guarantor required by Administrative Agent, as well as an opinion letter of counsel as to the authority of Borrower and Guarantor and the enforceability of the Loan Documents;
(g)    Borrower and Guarantor shall execute and deliver such other documents as may be necessary or as may be required, in the opinion of counsel to Administrative Agent, to effect the transactions contemplated hereby and continue the liens and/or security interests under the Loan, as modified by this Agreement; and
(h)    Borrower shall provide evidence satisfactory to Administrative Agent that Borrower is in compliance with all insurance requirements under the Loan Documents.
ARTICLE III -    MISCELLANEOUS
Section 3.1.    Default. If any indebtedness, covenant, agreement or condition in this Agreement or in any other Loan Document, including, without limitation, the New Note and First Amendment of Deed of Trust is not fully and timely paid, performed, observed or kept, and such failure continues beyond any notice, cure or grace period specified in the Loan Agreement or such other Loan Document, such failure shall constitute a Default under the Loan Agreement and the Loan Documents.
Section 3.2.    Payment of Expenses. Borrower agrees to pay to Lender the reasonable attorneys’ fees and expenses of Administrative Agent’s counsel and other expenses incurred by Administrative Agent in connection with this Agreement.
Section 3.3.    Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties’ respective representatives, successors and assigns.
Section 3.4.    Ratification. Except as otherwise expressly modified by this Agreement, all terms and provisions of the Loan Agreement and the other Loan Documents, including, without limitation, any and all representations and warranties contained therein, shall remain unchanged and hereby are ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with their terms.
Section 3.5.    No Defenses. Borrower by its execution of this Agreement, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Administrative Agent or any Lender arising out of the Loan, the modification of the Loan, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist as of the Effective Date, whether known or unknown, such items are hereby waived by Borrower.
Section 3.6.    Further Assurances. The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to Administrative Agent, to effect the transactions contemplated hereby and the liens and/or security interests of all other collateral instruments, as modified by this Agreement. Borrower also agrees to provide to Administrative Agent such other documents and instruments as Administrative Agent reasonably may request in connection with the modification of the Loan effected hereby.
Section 3.7.    Usury Savings Clause. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non‑usurious interest permitted by applicable Law (the “Maximum Rate”). If any Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest

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or fee shall be applied to the outstanding principal balance of the Indebtedness or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by any Lender exceeds the Maximum Rate, such person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Loan.
Section 3.8.    Non‑Waiver of Events of Default. Except as specifically provided herein, neither this Agreement nor any other document executed in connection herewith constitutes or shall be deemed (a) a waiver of, or consent by Administrative Agent or Lenders to, any default or event of default which may exist or hereafter occur under any of the Loan Documents, (b) a waiver by Administrative Agent or Lenders of any of Borrower’s obligations under the Loan Documents, or (c) a waiver by Administrative Agent or Lenders of any rights, offsets, claims, or other causes of action that Administrative Agent or Lenders may have against Borrower.
Section 3.9.    Enforceability. In the event the enforceability or validity of any portion of this Agreement, the Loan Agreement or any of the other Loan Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, applicable federal law or the law of the State of Texas, whichever may be applicable.
Section 3.10.    Counterparts. This Agreement may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.
Section 3.11.    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.
Section 3.12.    Entire Agreement. This Agreement, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.
Section 3.13.    Release of Claims. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower on behalf of itself and on behalf of its respective successors, assigns, partners, and agents, and the members, directors, shareholders, officers and directors of its partners (collectively, “Releasors”), hereby irrevocably and unconditionally release and forever discharge Administrative Agent and each Lender and its successors, assigns, agents, officers, employees, representatives, attorneys, and affiliates, and all persons acting by, through, under, or in concert with any of the aforesaid persons or entities (collectively, “Released Parties”), or any of them, from and against any and all causes of action, suits, debts, liens, obligations, liabilities, claims, demands, damages, judgments, losses, orders, penalties, costs and expenses including, without limitation, attorneys’ fees, of any kind or nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, which any of the Releasors now have, own, hold, or claim to have, own, or

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hold, or at any time heretofore have had, owned, held or claimed to have had, owned, or held against any of the Released Parties arising from, based upon, or related to, whether directly or indirectly (collectively, “Claims”): (i) the Loan; (ii) the Loan Documents; (iii) any and all other agreements, documents or instruments referenced herein or in the Loan Documents or related hereto or thereto; (iv) any defenses as to the enforcement of the Loan Documents; (v) any act, omission, negligence or breach of duty by Administrative Agent or any Lender regarding the Loan, excluding acts, omissions or negligence resulting from Lender’s willful misconduct or gross negligence; or (vi) any theory of lender liability regarding the Loan.
Section 3.14.    Representations and Warranties of Borrower. Borrower and Guarantor each hereby represent and warrant to Administrative Agent and each Lender that (a) such party has the power and authority to execute and deliver this Agreement, the New Note, and the First Amendment of Deed of Trust and perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement, the New Note, and the First Amendment of Deed of Trust have been duly authorized by all requisite action by such party, (b) this Agreement, the New Note and the First Amendment of Deed of Trust
have been duly executed and delivered by such party, (c) to the best of such party’s knowledge, no action of, or filing with, any tribunal is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by such party of this Agreement, the New Note, and the First Amendment of Deed of Trust, except those that have been made or obtained on or before the date of this Agreement, (d) the Loan Documents, as amended by this Agreement, are valid and binding upon such party and are enforceable against such party in accordance with their terms, subject to Debtor Relief Laws, (e) the execution, delivery and performance by such party of this Agreement does not require the consent of any other person or entity, except those that have been made or obtained on or before the date of this Agreement and, to the best of such party’s knowledge, will not constitute a violation of any laws or material agreement or understanding to which such party is a party or by which such party is bound, and (f) as of the date hereof neither Borrower or Guarantor are in default under any of the Loan Documents.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL LOAN AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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IN WITNESS WHEREOF, this Agreement is executed effective as of the date first written above.
BORROWER:
CJUF II STRATUS BLOCK 21 LLC,
a Delaware limited liability company
By:    Stratus Block 21 Investments, L.P.,
    a Texas limited partnership, Manager
By:    Stratus Block 21 Investments, GP, L.L.C.,
        a Texas limited liability company, General Partner
By: /s/ Erin D. Pickens
        Name:    Erin D. Pickens
        Title:    Sr. Vice President

GUARANTOR:

STRATUS PROPERTIES, INC.,
a Delaware corporation

By: /s/ Erin D. Pickens
Name: Erin D. Pickens
Title: Senior Vice-President

ADMINISTRATIVE AGENT AND LENDER:

BANK OF AMERICA, N.A.,
a national banking association

By: /s/ Jeff Hendricks
Name: Jeff Hendricks
Title: Senior Vice President

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